                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  December 30, 1997



                          PHP HEALTHCARE CORPORATION
            (Exact name of Registrant as specified in its charter)



State or other jurisdiction of incorporation:  Delaware

Commission File No.:  0-16235

I.R.S. Employer Identification No.:  54-1023168

Address of principal executive offices:  11440 Commerce Park Drive
                                         Reston, VA  20191

Registrant's telephone number, including area code:  (703) 758-3600

Former name or former address, if changed since last report:  Not applicable


                                    Page 1
                            Exhibit Index at Page 7

ITEM 5.  OTHER MATTERS.
         -------------

     On December 30, 1997, PHP Healthcare Corporation ("PHP" or the "Company") announced the completion of a private placement of shares of its Series B Convertible Preferred Stock at a purchase price of $1,000 per share resulting in gross proceeds to the Company of $70 million. The proceeds of the offering were used to repay outstanding borrowings under senior credit facilities, to pay related expenses and for working capital. The senior credit facilities were established to finance the Company's acquisition of 18 health centers from HIP of New Jersey, Inc.

     The holders of the Series B Preferred Stock are not entitled to receive dividends and, except as provided for by law, have no voting rights. The shares of Series B Preferred Stock are convertible into shares of the Company's common stock upon the earlier of April 1, 1998 or the date on which the registration statement relating to the resale of the common stock issuable upon conversion of the Series B Preferred Stock becomes effective. The shares of Series B Preferred Stock will automatically convert into common stock on the fifth anniversary of the date of original issuance to the extent any shares of Series B Preferred Stock remain outstanding at that time. Each share of Series B Preferred Stock is convertible into that number of shares of common stock equal to the quotient of
(i) $1,000 divided by (ii) the Conversion Price. Through May 31, 1998, the Conversion Price will be $25. Thereafter, subject to the maximum Conversion Price specified below, the Conversion Price will be equal to the lowest trading price of the common stock for the 22 trading days immediately preceding the conversion date, less a discount ranging from 5% (beginning June 1, 1998) to 9% (on or after December 1, 1998). The maximum Conversion Price is the lesser of
(i) $30, (ii) 91% of the average of the daily low trading prices of the common stock for all trading days in March, 1999, and (iii) 91% of the average of the daily low trading prices for all trading days in September, 1999; provided, however, that the maximum Conversion Price shall not be less than $25.

     The number of shares that any holder of Series B Preferred Stock may convert in any calendar month is limited according to a sliding scale percentage of such holder's shares of Series B Preferred Stock determined by reference to the highest of the daily low trading prices during such month.

                Highest of daily low trading        Percentage convertible
                prices during month                    during such month
                     $25.00 or less                         20%
                     $25.01 to $27.00                       25%
                     $27.01 to $29.00                       30%
                     $29.01 to $31.00                       35%
                     $31.01 to $33.00                       40%

                     $33.01 to $35.00                       45%
                     $35.01 to $37.00                       50%
                     $37.01 or more                        100%

The number of shares which may be converted in any calendar month also includes the number of shares which might have been but were not converted during earlier calendar months.

     If at any time the Conversion Price falls below $25, upon conversion of any Series B Preferred Stock, the Company may, in lieu of the issuance of common stock, make a payment in cash in an amount equal to the value of the common stock based upon the high trading price of the common stock on the conversion date.

     The shares of Series B Preferred Stock will not be convertible into more than 2,300,000 shares of common stock (approximately 19.9% of the number of shares of common stock outstanding on October 31, 1997) (the "NYSE Cap") without obtaining shareholder approval in accordance with New York Stock Exchange listing requirements. If such shareholder approval is not obtained by May 31, 1998, the Company will be required to redeem, at a price equal to 110% of the liquidation preference of such shares, the smallest number of shares of Series B Preferred Stock which is sufficient, in the Company's reasonable judgment, such that following such redemption, conversion of the remaining shares of Series B Preferred Stock would not constitute a breach of the Company's obligations under the New York Stock Exchange Rules.

     The Company has agreed to register the shares of common stock issuable upon conversion of the Series B Preferred Stock for resale under the Securities Act of 1933 by April 1, 1998.

     Each purchaser of the Series B Preferred Stock has agreed not to offer or sell on any trading day, on a net basis, more than the following number of shares of common stock: the greater of (i) 10% of the average daily trading volume of the common stock for the five previous trading days, (ii) 10,000 shares, or (iii) 10% of the trading volume of the common stock on the day of such sale. In addition, the purchasers of the Series B Preferred Stock and their affiliates have agreed not to engage in any short sales, swaps, purchasing of puts, or other hedging activities involving the common stock to hedge their investment in the Series B Preferred Stock; however, any purchaser may write call options if the call exercise price is greater than the lesser of (i) the effective Conversion Price on the day that the call is written or (ii) the closing price of the common stock on the day prior to the day that the call is written. These hedging restrictions do not apply to certain short sales within three days of conversion where the shares issuable upon conversion are used to cover the short sale.

     The Company intends to seek the approval of its stockholders to the issuance of common stock issuable upon conversion of the Series B Preferred Stock in accordance with its listing agreement with the New York Stock Exchange. It is presently expected that such approval will be sought at a special meeting of stockholders to be called solely for that purpose.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------


     Exhibits.  The following exhibits are furnished as part of this report:
     --------

          Exhibit       Description
          -------       -----------
            3.1         Certificate of Designations of Series B Convertible
                        Preferred Stock

            4.1         Form of Preferred Stock Investment Agreement


FORWARD LOOKING STATEMENTS
--------------------------

     This Report contains forward-looking statements. The words "believe," "expect" and "anticipate" and similar expressions identify such forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those projected in the forward-looking statements. Risks associated with the Company's forward-looking statements include, but are not limited to, those risk factors described in the Company's Form 10-K under the caption "Business -- Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PHP HEALTHCARE CORPORATION



                                     By: /s/ Kenneth H. Weixel
                                        --------------------------------
                                        Name: Kenneth H. Weixel
                                        Title:  Executive Vice President


Dated:  January 5, 1998

                                 EXHIBIT INDEX


          Exhibit        Description
          -------        -----------
             3.1         Certificate of Designations of Series B Convertible
                         Preferred Stock

             4.1         Form of Preferred Stock Investment Agreement